EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-59597) of Enbridge Energy, Limited Partnership and the Registration Statements on Form S-3 (Nos. 333-59758, 333-89588 and 333-106660) of Enbridge Energy Partners, L.P. of our report dated April 22, 2005 relating to the consolidated statements of financial position of Enbridge Energy Company, Inc., which appears in the Current Report on Form 8-K of Enbridge Energy Partners, L.P. dated May 6, 2005.

PricewaterhouseCoopers LLP

Houston, Texas

May 6, 2005